Exhibit 99.5

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER

OF

6.125% SENIOR SUBORDINATED NOTES DUE 2027, SERIES A

OF

SONIC AUTOMOTIVE, INC.

To Registered Holder:

The undersigned hereby acknowledges receipt of the Prospectus, dated                 , 2017 (the “Prospectus”), of Sonic Automotive, Inc. (the “Company”) and the accompanying Letter of Transmittal (the “Letter of Transmittal”), which together constitute the Company’s offer (the “Exchange Offer”) to exchange up to $250,000,000 aggregate principal amount of its 6.125% Senior Subordinated Notes due 2027, Series B (the “Series B notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for up to $250,000,000 aggregate principal amount of its 6.125% Senior Subordinated Notes due 2027, Series A (the “Series A notes”) upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.

This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Series A notes held by you for the account of the undersigned.

The aggregate face amount of the Series A notes held by you for the account of the undersigned is $            .

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	To TENDER $ aggregate principal amount of Series A notes held by you for the account of the undersigned.

☐	NOT to TENDER any Series A notes held by you for the account of the undersigned.

If the undersigned instructs you to tender Series A notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) any Series B notes acquired in exchange for Series A notes tendered in the Exchange Offer will have been acquired in the ordinary course of business of the person receiving such Series B notes, whether or not such person is the undersigned, (ii) neither the holder of such Series A notes nor any such other person is engaged in, or intends to engage in, a distribution of such Series B notes, or has an arrangement or understanding with any person to participate in the distribution of such Series B notes or in the Exchange Offer for the purpose of distributing the Series B notes, and is not a broker-dealer tendering Series A notes acquired directly from the Company for its own account, (iii) neither the holder of such Series A notes nor any such other person is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company or, if such holder or any such other person is an “affiliate,” that such holder or any such other person will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable and (iv) if the tendering holder is a broker-dealer (whether or not it is also an “affiliate” of the Company or any of the guarantors within the meaning of Rule 405 under the Securities Act), it must also represent that such Series A notes held by the broker-dealer are held only as a nominee or that the Series A notes to be exchanged for the Series B notes were acquired by it for its own account as a result of market-making activities or other trading activities and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Series B notes received in respect of such Series A notes pursuant to the Exchange Offer. By so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Name of beneficial owner(s) (please print):

Signature(s):

Address(es):

Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date: